Exhibit 8.3

September 6, 2018

Unilever International Holdings N.V.

U.S. Federal Income Tax Opinion Regarding Dutch Merger

Ladies and Gentlemen:

We have acted as counsel for Unilever International Holdings N.V., a public limited company incorporated under the laws of the Netherlands (the “Company”), in connection with the Dutch Merger, which is described in a registration statement filed by the Company with the Securities and Exchange Commission (“SEC”) on Form F-4 (Registration No. 333-224431) under the Securities Act of 1933 (the “Registration Statement”).  Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.  References to any agreement or document include all schedules, exhibits, supplements and amendments thereto.

In rendering our opinion, we have examined and with your consent are relying upon:  (i) the Registration Statement (ii) an Officer’s Certificate of NV dated the date hereof; and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.  In addition, we have assumed, with your consent, that: (i) all signatures are genuine, all natural persons are of legal capacity, all documents submitted to us are authentic originals or, if submitted as duplicates or certified or conformed copies, that they faithfully reproduce the originals thereof; (ii) all representations and statements set forth in such documents are true, correct and complete, and will remain so up to and including the Dutch Merger Effective Time; (iii) any representation or statement qualified by belief, knowledge, materiality or any similar qualification is true, correct and complete without such qualification, and will remain so up to and including the Dutch Merger Effective Time; and (iv) all events described in such documents that are expected, planned or intended to occur or not occur will in fact occur or not occur, as applicable, and all obligations imposed by any such document on the parties thereto have been or will be performed or satisfied in accordance with their terms.

Our opinion is based on statutory, regulatory and judicial authority existing as of the date hereof, any of which may be changed at any time with retroactive effect.  Accordingly, a change in applicable law may affect our opinion.  In addition, our opinion is based solely on the documents that we have examined and the facts and assumptions set forth herein.  Any variation or difference in the facts from those set forth, or any inaccuracy in the representations made, in the documents described above may affect our opinion.  Our opinion cannot be relied upon if any of our assumptions are inaccurate in any material respect.  We assume no responsibility to inform you of any subsequent changes in the matters stated or represented in the documents described above or assumed herein or in statutory, regulatory and judicial authority and interpretations thereof.  Further, our opinion is not binding on the IRS or the courts, and there is no assurance that the IRS or a court will not take a contrary position.  We express our opinion herein only as to those matters specifically set forth above, and no opinion has been expressed or should be inferred as to the tax consequences of the Simplification Transaction under any state, local or foreign laws or with respect to other areas of U.S. federal taxation.  We are members of the Bar of the State of New York, and we express no opinion as to any law other than the federal law of the United States of America.

Based upon and subject to the foregoing and to the qualifications, assumptions, exceptions and limitations set forth herein and in the Registration Statement, we hereby confirm that the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations” represents our opinion as to the matters set forth therein.

We hereby consent to the filing of this opinion with the SEC as Exhibit 8.3 to the Registration Statement. We also consent to the references to our firm under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Unilever International Holdings N.V.

Weena 455

3013 AL Rotterdam, The Netherlands